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                                                                    NEWS RELEASE


FOR IMMEDIATE RELEASE               CONTACTS:

                                    Bill Newbould (610) 651-6122

                                    Paul Wulfing  (610) 889-4422



                  CENTOCOR RESPONDS TO SHAREHOLDER COMPLAINT

MALVERN, Pa., January 20, 1998 -- Centocor, Inc. (Nasdaq: CNTO) announced today that a complaint was filed by a shareholder on January 19, 1998 in the United States District Court for the Eastern District of Pennsylvania naming Centocor and David P. Holveck, chief executive officer, as defendants and claiming a violation of the federal securities laws. Plaintiff seeks to represent a class of those who purchased Centocor stock between December 2, 1997, and December 16, 1997, inclusive, and charges defendants with having made false and misleading statements in connection with earnings forecasts.

Centocor and Holveck believe the allegations in the complaint are without merit and intend vigorously to defend them.

Centocor's mission is to develop and commercialize novel therapeutic and diagnostic products and services that solve critical needs in human health care. The company concentrates on research and development, manufacturing and market development, with a primary technology focus on monoclonal antibodies and DNA-based products.

ANY STATEMENTS RELEASED BY CENTOCOR THAT ARE FORWARD LOOKING ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING ECONOMIC, COMPETITIVE, GOVERNMENT, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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